Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-151032 and 333-217891) of Triple-S Management Corporation of our report dated March 17, 2015 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K/A.

San Juan, Puerto Rico
August 9, 2017

PricewaterhouseCoopers LLP, 254 Muñoz Rivera, Oriental Center, Suite 900, San Juan, PR 00918
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